Exhibit 99.1

Worksport (NASDAQ: WKSP) Reports Q1 Revenue Up 48%, Gross Profit Up 116% (YOY)

Q1 net sales reached $3.3 million with gross margin of 26%; Company enters Q2 with SOLIS and COR shipping, COR certified, NEXUS launched, Tri-State distribution added, and operational cash-flow targeted within 2026.

West Seneca, New York, May 13, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced financial results for the first quarter ended March 31, 2026, with net sales increasing 47.9% year-over-year to $3.3 million and gross profit increasing 115.5% year-over-year to $854,000 as the Company advanced from product launch readiness into broader commercialization.

Q1 2026 was an investment and launch-readiness quarter for Worksport. During the period, the Company expanded product availability, funded inventory for recently launched products, strengthened sales channels, and prepared its newest product platforms for commercialization. Management believes these actions position Worksport for stronger sales conversion in Q2 2026 and the second half of the year.

Q1 2026 Financial Highlights

●	Net sales increased 47.9% to $3.31 million, compared to $2.24 million in Q1 2025.
●	Gross profit increased 115.5% to $853,946, compared to $396,221 in Q1 2025.
●	Gross margin improved to 26%, compared to 18% in Q1 2025, an 800 basis point year-over-year improvement.
●	U.S. net sales represented approximately 99% of total Q1 revenue.
●	Hard tonneau covers generated approximately 99% of total Q1 net sales.
●	B2C sales were approximately $1.8 million on approximately 1,700 covers.
●	B2B sales were approximately $1.5 million on approximately 2,300 covers.
●	Inventory increased to $11.6 million, reflecting product readiness for SOLIS, COR, NEXUS, and ongoing tonneau cover demand scale-up.
●	Net property and equipment stood at $13.3 million, anchored by the Company’s West Seneca, New York manufacturing facility.

Worksport’s full 10-Q 2026 is accessible here: https://www.nasdaq.com/market-activity/stocks/wksp/sec-filings

Worksport’s management will host a conference call and live webcast at 4:30 PM ET to discuss the Company’s financial performance, operational progress, and outlook. During the call, management is expected to provide additional details on the Company’s roadmap toward achieving cash-flow positive operations, along with commentary on key strategic initiatives and product developments. Participants in the webcast will have the chance to do live Q&A with the Worksport Management team.

Webcast Registration

Investors, analysts, and members of the media are invited to register in advance for the live webcast. During the call, Worksport’s leadership will provide insights into the Company’s recent financial results, updated outlook, and strategic initiatives supporting its continued growth.

●	Register Here: [Conference Call Registration]

○	https://us06web.zoom.us/webinar/register/6217731586410/WN_BqZuJOiSRimbT2I3u1ZnBQ

Why Q1 Matters: From Buildout to Conversion

Q1 operating cash use was elevated as Worksport funded inventory, supported product launches, reduced prior-period obligations, and invested in marketing campaigns tied to SOLIS, COR, NEXUS, and the broader brand. Management views this as a working-capital investment intended to support product availability and sales-channel activation for the remainder of 2026. As of March 31, 2026, Worksport had $11.6 million in inventory, approximately $6.6 million in working capital.

Management’s near-term priority is to convert inventory into revenue, improve channel-level gross margin, optimize marketing return on investment, and reduce operating cash consumption as launch-related spending normalizes.

2026 Outlook

The Company expects fiscal 2026 growth to be driven primarily by its tonneau cover business, expanded B2B and B2C sales channels, the newly launched NEXUS cover, and early contribution from SOLIS and COR. Worksport’s recent distribution partnership with Tri-State is expected to be the first of more distributors joining Worksport’s network as a result of Worksport’s growing consumer awareness.

The Company also plans to provide annual financial guidance early each calendar year rather than updating guidance quarterly, allowing management to focus on long-term execution, durable revenue growth, cash-flow discipline, and shareholder value creation.

Terravis Energy and AetherLux Update

Worksport’s clean energy subsidiary, Terravis Energy, continued advancing its AetherLux™ ZeroFrost heat pump platform during Q1 2026. Management has stated that a large government entity is monitoring upcoming laboratory performance results as part of an internal evaluation process, while certification work is progressing with AHRI, ENERGY STAR, and other North American certification milestones targeted within 2026.

The Company is not currently projecting AetherLux revenue in 2026. Management views AetherLux as a strategic upside platform separate from the core 2026 revenue drivers, which are expected to come from tonneau covers and early SOLIS/COR commercialization.

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook,

LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.